Exhibit 99.1

October 12, 2023

Dear Shareholders:

By now, many of you have had a chance to read our announcement last week that we have terminated the proposed agreement to merge with Tevva. I also know that you - understandably - have many questions. While it will take more time than a week to define and commit fully to a new path, ElectraMeccanica’s Board and management team do have a plan for moving forward. I’d like to share some of our thinking, and in so doing address the major areas of shareholder inquiry based on what I’ve heard from your emails and calls.

First, we’re confident with our decision to terminate the merger. At this time, we cannot go into much more detail than we provided in last week’s release. Suffice it to say, that - while extremely disappointing – exiting the agreement arrangement was our best option in terms of preserving opportunities to create shareholder value.

Second, the Tevva combination wasn’t ElectraMeccanica’s only merger opportunity. During the first and second quarters, we evaluated roughly 100 companies, and had exploratory talks with nearly a dozen. This category and company due diligence performed over the last 6 months now will be leveraged going forward. We’re in direct contact with several additional companies that approached us after last week’s termination announcement, including companies that were previously assessed.

Third, ElectraMeccanica’s resources and experience are particularly valuable in the current, difficult economic climate - which shows few signs of easing anytime soon. Loans and investments have slowed dramatically, especially in the EV sector. Capital is less available and when it is available, it’s costly. Manufacturing and assembly space is also at a premium. This means that the right kind of transaction, with the right business, very much remains a viable path to creating longer-term value.

Fourth, maximizing shareholder value by identifying the shortest path to scaled, profitable revenue remains our most urgent, and top, priority. While we work on redefining that path, we’re watching every dollar. I expected in Q4 2022 and Q1 2023 that we would be in transition as a business, and so methodically “leaned out” ElectraMeccanica’s balance sheet. Our 50-person team is over 80% smaller than it was 10 months ago, which has substantially lowered our burn rate. And given the flexibility of the Mesa space, contract assembly still remains an option for short-term, incremental revenue generation - again, with the right partner. We are in talks with several candidates.

Transforming a business is never easy. It can get more challenging, before it gets better. The bottom line? We continue to be well positioned, prepared and disciplined in pursuing our goal of creating value with the assets that we have. I’ll keep you updated, and I look forward to sharing positive news soon.

Susan Docherty, ElectraMeccanica CEO and Board Member

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release and oral statements made from time to time by representatives of the Company are or may constitute “forward-looking statements” as such term is used in applicable United States and Canadian laws and including, without limitation, within the meaning of the Private Securities Litigation Reform Act of 1995, for which the Company claims the protection of the safe harbor for forward-looking statements. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, our ability to identify, negotiate, and conclude strategic transactions that increase shareholder value, and other risks of the automotive industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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